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                                                                   EXHIBIT 10(h)

                               FIRST AMENDMENT TO
                INTEGRA BANK CORPORATION EMPLOYEES' 401(k) PLAN

            This First Amendment to Integra Bank Corporation Employees' 40 1(k) Plan is adopted by Integra Bank Corporation.

                                   BACKGROUND

            1. Effective January 1, 2003, Integra Bank Corporation ("Employer") amended and completely restated the Integra Bank Corporation Employees' 40 1(k) Plan ("Plan").

            2. The Employer wishes to amend the Plan further.

                                   AMENDMENT

            THEREFORE, effective January 1, 2003, the Plan is amended as follows:

            1. The definition of "Compensation" set forth in Section 2.01 of the Plan is amended to read as follows:

            "Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, as defined in Code subsection 3401(a), and all other payments of compensation by the Employer in the course of the Employer's trade or business for a Plan Year for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 605 1(a)(3) and 6052. "Compensation" is determined without regard to any rules under Code subsection 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code paragraph

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      340 1(a)(2).. "Compensation" also includes Elective Employer Contributions for the Plan Year, amounts contributed or deferred by the Employer for the Plan Year at the election of the Employee that are excluded from the Employee's gross income under Code section 125 or 457, and qualified transportation fringe benefits described in Code subsection 132(0(4). Notwithstanding the preceding provisions of this paragraph, "Compensation" does not include, whether or not includable in the Employee's gross income, reimbursements or expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation or welfare benefits. Notwithstanding the preceding provisions of this paragraph, compensation received by an Employee before he becomes a Participant will not be considered "Compensation."

            2. The definition of "Highly Compensated Participant" set forth in Section

2.01 of the Plan is amended by adding the following:

      (3) The determination of who is a Highly Compensated Participant and the compensation that is considered will be made in accordance with Code section 414(q)(7).